      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 2002

                                             REGISTRATION NO. 333- _____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         DREYER'S GRAND ICE CREAM, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     94-2967523
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)

                               5929 COLLEGE AVENUE
                                OAKLAND, CA 94618
               (Address of Principal Executive Offices) (Zip Code)

       DREYER'S GRAND ICE CREAM, INC. STOCK OPTION PLAN (1993), AS AMENDED
                            (Full title of the plan)

                               MARK LEHOCKY, ESQ.
                         DREYER'S GRAND ICE CREAM, INC.
                               5929 COLLEGE AVENUE
                                OAKLAND, CA 94618
                     (Name and address of agent for service)

                                 (510) 652-8187
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM           PROPOSED
TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT TO BE        OFFERING PRICE        MAXIMUM AGGREGATE         AMOUNT OF
REGISTERED                                    REGISTERED (1)        PER SHARE (2)         OFFERING PRICE (2)    REGISTRATION FEE (2)
---------------------------------------       --------------        -------------         ------------------    ----------------
 Common Stock, $1.00 par value                     193,473               $31.125             $6,021,847.13           $ 554.01
                                                     5,337                30.690                163,792.53              15.07
                                                     1,331                31.000                 41,261.00               3.80
                                                     3,880                27.870                108,135.60               9.95
                                                   676,260                39.395             26,641,262.70           2,451.00
                                                    18,000                46.500                837,000.00              77.00
                                                   798,569                42.450             33,899,254.05           3,118.73

Rights to Purchase Series A Participating             0                     (3)                    (3)                  (3)
   Preferred Stock

 TOTAL                                           1,696,850                                  $67,712,553.01          $6,229.56

(1) Plus such additional number of shares as may be required pursuant to the option plan in the event of a stock dividend, split-up, merger, consolidation, recapitalization, combination or reclassification of shares or other similar event.

(2) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, for the purpose of calculating the registration fee, and computed based upon the price at which options may be exercised with respect to 898,281 shares presently subject to options and with respect to the remaining 798,569 shares based upon the average of the high and low prices reported on the Nasdaq National Market System for the Common Stock as of June 14, 2002.

(3) Registrant's Rights to Purchase Series A Participating Preferred Stock initially are carried and traded with the shares of Common Stock of Registrant being registered hereunder. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

                          INFORMATION REQUIRED PURSUANT

                      TO GENERAL INSTRUCTION E TO FORM S-8

         This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

         Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission (the "Commission") on November 10, 1994 (File No. 033-56413), November 25, 1996 (File No. 333-16701) and February 21, 2001 (File
No. 333-55982) are hereby incorporated by reference herein.

                                     PART II

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

         a.       Registrant's Form 8-K filed on June 17, 2002;

         b. Registrant's Annual Report on Form 10-K filed on March 28, 2002 for the fiscal year ended December 29, 2001;

         c. Registrant's Quarterly Report on Form 10-Q filed on May 14, 2002 for the quarter ended March 30, 2002;

         d. The description on of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A for such Common Stock (effective March 29, 1982) filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any subsequent amendment or any report or other filing filed with the Commission updating such description; and

         e. The description of Registrant's Rights to Purchase Series A Participating Preferred Stock contained in Registrant's Registration Statement on Form 8-A for such Series A Participating Preferred Stock (effective October 19, 1987) filed pursuant to Section 12(g) of the Exchange Act, as amended on Form 8 Amendment No. 1 filed on March 20, 1991 and on Form 8-A12B/A Amendment No. 2 filed on May 22, 1997, including any subsequent amendment or any report or other filing filed with the Commission updating such description.

         All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock being registered hereunder will be passed upon for Registrant by Manwell & Schwartz, San Francisco, California. Edmund R. Manwell, who serves both as Secretary of Registrant and as a member of the Board of Directors of Registrant, is a partner in the law firm of Manwell & Schwartz which is counsel to Registrant. Mr. Manwell beneficially owns 48,000 shares of Common Stock of Registrant, and has been granted options pursuant to the Plan to purchase 34,000 shares of Registrant's Common Stock. Denise B. Milton, who is of-counsel to Manwell & Schwartz, beneficially owns 12,200 shares of Common Stock of Registrant.

ITEM 8.     EXHIBITS.

EXHIBIT
 NUMBER        EXHIBIT
-------        -------
    4.1        Amended and Restated Rights Agreement dated March 4, 1991 between
               Dreyer's Grand Ice Cream, Inc. and Bank of America, NT & SA
               (incorporated by reference to Dreyer's Grand Ice Cream, Inc.'s Current
               Report on Form 8-K filed on March 20, 1991, Exhibit 10.1).

    4.2        First Amendment to Amended and Restated Rights Agreement dated as of
               June 14, 1994 between Dreyer's Grand Ice Cream, Inc. and First
               Interstate Bank of California (as successor Rights Agent to Bank of
               America NT & SA), amending Exhibit 4.1 (incorporated by reference to
               Dreyer's Grand Ice Cream, Inc.'s Quarterly Report on Form 10-Q for the
               quarterly period ended June 25, 1994 filed on August 9, 1994, Exhibit
               4.1).

    4.3        Second Amendment to Amended and Restated Rights Agreement dated March
               17, 1997 between Dreyer's Grand Ice Cream, Inc. and ChaseMellon
               Shareholder Services, LLC (as successor Rights Agent to Bank of
               California), amending Exhibit 4.1 (incorporated by reference to
               Dreyer's Grand Ice Cream, Inc.'s Current Report on Form 8-K/A filed on
               March 21, 1997, Exhibit 10.1).

    4.4        Third Amendment to Amended and Restated Rights Agreement dated May 15,
               1997 between Dreyer's Grand Ice Cream, Inc. and ChaseMellon Shareholder
               Services, LLC, as Rights Agent, amending Exhibit 4.1 (incorporated by reference to Dreyer's Grand Ice Cream, Inc.'s Current Report on Form
               8-K filed on May 19, 1997, Exhibit 10.1).

    5.1        Opinion of Manwell & Schwartz.

    23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.

    23.2       Consent of Manwell & Schwartz (included in Exhibit 5.1).

    99.1       Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993), as amended
               (incorporated herein by reference to Dreyer's Grand Ice Cream, Inc.'s
               Annual Report on Form 10-K filed on March 28, 2001, Exhibit 10.16).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on June 18, 2002.

                                (Registrant)      DREYER'S GRAND ICE CREAM, INC.

                           (Signature and Title)  By: /s/ T. Gary Rogers
                                                      --------------------------
                                                      T. Gary Rogers,
                                                      Chairman of the Board and
                                                      Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. Gary Rogers, William F. Cronk, III and Edmund R. Manwell, and each of them, his/her attorneys-in-fact, each with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

           SIGNATURE                                  TITLE                                 DATE
           ---------                                  -----                                 ----
        /s/ T. Gary Rogers             Chairman of the Board and Chief                  June 18, 2002
----------------------------------     Executive Officer and Director
        (T. Gary Rogers)               (PRINCIPAL EXECUTIVE OFFICER)

        /s/ William F. Cronk, III      President and Director                           June 18, 2002
----------------------------------
        (William F. Cronk, III)

        /s/ Edmund R. Manwell          Secretary and Director                           June 18, 2002
----------------------------------
        (Edmund R. Manwell)

        /s/ Timothy F. Kahn            Vice President - Finance and                     June 18, 2002
----------------------------------     Administration and Chief Financial Officer
        (Timothy F. Kahn)              (PRINCIPAL FINANCIAL OFFICER)

        /s/ Jeffrey P. Porter          Corporate Controller                             June 18, 2002
----------------------------------     (PRINCIPAL ACCOUNTING OFFICER)
        (Jeffrey P. Porter)

        /s/ Jan L. Booth               Director                                         June 18, 2002
----------------------------------
        (Jan L. Booth)

                                       Director                                         June 18, 2002
----------------------------------
        (Robert A. Helman)

                                       Director                                         June 18, 2002
----------------------------------
        (M. Steven Langman)

                                       Director                                         June 18, 2002
----------------------------------
        (John W. Larson)

        /s/ Timothy P. Smucker         Director                                         June 18, 2002
----------------------------------
        (Timothy P. Smucker)

                                INDEX TO EXHIBITS

EXHIBIT
 NUMBER          EXHIBIT
 ------          -------
    4.1          Amended and Restated Rights Agreement dated March 4, 1991 between
                 Dreyer's Grand Ice Cream, Inc. and Bank of America, NT & SA
                 (incorporated by reference to Dreyer's Grand Ice Cream, Inc.'s Current
                 Report on Form 8-K filed on March 20, 1991, Exhibit 10.1).

    4.2          First Amendment to Amended and Restated Rights Agreement dated as of
                 June 14, 1994 between Dreyer's Grand Ice Cream, Inc. and First
                 Interstate Bank of California (as successor Rights Agent to Bank of
                 America NT & SA), amending Exhibit 4.1 (incorporated by reference to
                 Dreyer's Grand Ice Cream, Inc.'s Quarterly Report on Form 10-Q for the
                 quarterly period ended June 25, 1994 filed on August 9, 1994, Exhibit
                 4.1).

    4.3          Second Amendment to Amended and Restated Rights Agreement dated March
                 17, 1997 between Dreyer's Grand Ice Cream, Inc. and ChaseMellon
                 Shareholder Services, LLC (as successor Rights Agent to Bank of
                 California), amending Exhibit 4.1 (incorporated by reference to
                 Dreyer's Grand Ice Cream, Inc.'s Current Report on Form 8-K/A filed on
                 March 21, 1997, Exhibit 10.1).

    4.4          Third Amendment to Amended and Restated Rights Agreement dated May 15,
                 1997 between Dreyer's Grand Ice Cream, Inc. and ChaseMellon Shareholder
                 Services, LLC, as Rights Agent, amending Exhibit 4.1 (incorporated by reference to Dreyer's Grand Ice Cream, Inc.'s Current Report on Form
                 8-K filed on May 19, 1997, Exhibit 10.1).

    5.1          Opinion of Manwell & Schwartz.

   23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.

   23.2          Consent of Manwell & Schwartz (included in Exhibit 5.1).

   99.1          Dreyer's Grand Ice Cream, Inc. Stock Option Plan (1993), as amended
                 (incorporated herein by reference to Dreyer's Grand Ice Cream, Inc.'s
                 Annual Report on Form 10-K filed on March 28, 2001, Exhibit 10.16).